EXHIBIT 21.1

SUBSIDIARIES OF ADVANCED GROWING SYSTEMS, INC.

A NEVADA CORPORATION

ADVANCED NURSERIES, INC.
INCORPORATION DATE	FEBRUARY 10, 2006
STATE OF INCORPORATION	GEORGIA
PERCENTAGE OF OWNERSHIP	81%

ORGANIC GROWING SYSTEMS, INC.
INCORPORATION DATE	JANUARY 19, 2006
STATE OF INCORPORATION	TEXAS
PERCENTAGE OF OWNERSHIP	81%